BRS, Inc.
P.O. Box 1104	1130 Major Ave.
Broomfield, CO 80038-1104	Riverton, WY 82501
E-Mail: brs@brsengineering.com	E-mail: brs@brsengineering.com
303 410-6781 Fax: 303 464-1865	307 857-3079 Fax: 307 857-3080

CONSENT OF DOUGLAS L. BEAHM

I consent to the inclusion in the Prospectus Supplement of Energy Fuels Inc. (the “Company”) dated September 15, 2016 (the “Supplement”) of technical disclosure regarding the Alta Mesa ISR Project (the “Technical Information”) and of references to my name with respect to the Technical Information and the technical report entitled “Alta Mesa Uranium Project, Alta Mesa and Mesteña Grande Mineral Resources and Exploration Target, Technical Report National Instrument 43-101” dated July 19, 2016.

I also consent to the filing of this consent under cover of Form 8-K with the United States Securities and Exchange Commission (the “SEC”) and of the incorporation by reference of this consent into the Company’s Registration Statement on Form S-3 (No. 333-210782), as amended, filed with the SEC.

   /s/ Douglas L. Beahm
Douglas L. Beahm

Date: September 15, 2016